SITE MAINTENANCE AND INDEMNIFICATION AGREEMENT
                ----------------------------------------------

     THIS SITE MAINTENANCE AND INDEMNIFICATION AGREEMENT is entered into this 24th day of June, 1997 by and among Recycling Industries of South Carolina, Inc., a Colorado corporation ("RISCI"), Recycling Industries, Inc., a Colorado corporation (the "Parent"), Addlestone International Corporation, a Delaware corporation ("AIC"), and Nathan Addlestone ("Addlestone") with reference to the following facts:

     A. Parent, RISCI, AIC and Addlestone have entered into an Asset Purchase Agreement dated April 7, 1997 as amended by the First Amendment to the Asset Purchase Agreement dated June 24, 1997 (collectively the "Asset Agreement") whereby RISCI will acquire substantially all of the assets and business of AIC.

     B. Pursuant to Section 7.1(b) of the Asset Agreement, the Parent and RISCI have the right to terminate the Asset Agreement if the Environmental Studies, as defined therein, disclose contamination of the real property or business to be purchased from AIC.

     C. The Environmental Studies delivered by AIC reflect the presence of polychlorinated biphenyl's ("PCB's") and lead in certain areas of the Owned Facilities (the "Environmental Condition" which term includes the presence of said materials anywhere on the Owned Facilities and not limited to the specific points of discovery as noted in the Environmental Studies).

     D. Parent and RISCI have agreed to (i) accept the Owned facilities with the Environmental Condition; (ii) assume all responsibility to cause the removal, transportation and proper disposal of the PCB's and lead and/or reduction in concentration thereof to acceptable levels; (iii) comply with all applicable Environmental laws regarding the Environmental Condition;
(iv) file all requisite reports, and manifests, if any, regarding the Environmental Condition; (iv) procure an insurance policy covering additional environmental risks for the benefit of the Parties (a copy of the binder for which and form of policy is attached to this agreement as Exhibit A); and
(vi) keep Addlestone and AIC informed of the progress of the preceding and upon completion furnish proof thereof, as provided below. The preceding obligations are referred to collectively as the "Environmental Tasks." Further, Parent and RISCI agree to indemnify and hold AIC and Addlestone harmless from any liability associated with the Environmental Condition and/or Environmental Tasks, which obligation is referred to as the "Environmental Indemnity."

     E. Addlestone and AIC have agreed to pay $300,000 in full consideration for the Environmental Tasks and Environmental Indemnity.

     G. The Parties intend that, as a result of this agreement, AIC and Addlestone shall have no further liability or expense for the Environmental Condition or Environmental Tasks other than the payment of $300,000 as provided herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     1. Incorporation of Recitals. The foregoing recital of facts is incorporated into and made a part of this Agreement.

     2. Status of Owned Facilities. Parent and RISCI have received and reviewed the Environmental Studies and are entering into this Agreement after having the opportunity to have the Environmental Condition and the Owned facilities fully investigated to their satisfaction.

     3.     Maintenance Agreement.

            (a) Upon execution of this Agreement, AIC shall pay $300,000 to Parent and RISCI as full consideration for parent and RISCI's agreement to perform the Environmental tasks and give the Environmental Indemnity.

            (b) Parent and RISCI shall engage Baumgartner & Associates, or, upon mutual agreement of the Parties, another environmental engineering and consultant firm (the "Consultant") to effect the performance of the Environmental Tasks. The Consultant shall be retained at the sole cost and expense of Parent and RISCI until the full completion of the Environmental Tasks has been achieved. The requirement that AIC and Addlestone must agree upon an engineering and consultant firm other than Baumgartner & Associates does not imply the existence of any duty or right of Addlestone or AIC to direct the performance of the Environmental Tasks and neither Addlestone or AIC will in any way be deemed an operator with respect to the performance of the Environmental Tasks or operation of the Owned Assets subsequent to time of Closing.

            (c) Commencement of the Environmental Tasks shall begin as soon a reasonably possible after the Closing. Upon commencement, the Environmental Tasks shall be diligently and continuously pursued until full completion of all Environmental Tasks. The Consultant shall furnish regular written reports, not less than quarterly, on the progress of the Environmental Tasks, to Addlestone and AIC, regardless of whether Parent and RISCI request such reports. Such reports shall be of sufficient detail to enable Addlestone and AIC to be fully advised of the progress of the Environmental Tasks and shall include (i) those reports regularly furnished by the Consultant to its clients; and (ii) include copies, when delivered, of all other reports given to any governmental authority or to Parent and RISCI.

            (d) The Environmental Tasks will be deemed completed only when each and all of the following conditions has been fully satisfied: (i) the presence of PCB's and lead at the Owned Facilities are within the levels permitted by the applicable Environmental Laws; (ii) the issuance of a "no further action letter" or other equivalent document(s) indicating that no further activity, monitoring or reporting is required with respect to the Environmental Condition and that no enforcement activity will be undertaken; provided, however, such requirement will exists only if any reports of the Environmental Condition have been or were required to be made to any governmental authorities and, if the filing of such reports could trigger action by any governmental authorities concerning the Environmental Conditions;
(iii) the Consultant issues a written report addressed to all of the Parties that (a) the Environmental Tasks have been fully completed (excluding the maintenance of the insurance as provided herein); and (b) there are no further environmental concerns with respect to the Environmental Conditions. Once such a report has been issued, Parent and RISCI shall have no other reporting obligations to Addlestone and AIC concerning the Environmental Condition

     4. Liability of Parent and RISCI. All obligations of Parent and RISCI in this Agreement are joint and several. Parent and RISCI shall be solely responsible for all costs associated with the Environmental Tasks and completion thereof.

     5. Indemnification. Parent and RISCI shall and do hereby indemnify, defend, reimburse and hold harmless each of AIC and Addlestone from and against any and all claims, demands, penalties, fines, liabilities, obligations, losses, settlements, damages, costs and expenses pertaining to the Environmental Conditions and/or Environmental Tasks whether relating to third parties, governmental authorities or otherwise, and reasonable attorney's fees and costs incurred by AIC and Addlestone in connection with the foregoing. The indemnification being provided by the Parent and RISCI pursuant to this Section 5 is in no manner limited or affected in any way by the indemnification as provided in Article 11 of the Asset Agreement.

     6. Insurance. The Parent and RISCI shall procure an environmental liability insurance policy on the form attached hereto as Exhibit A. In addition to the terms stated in the attached Exhibit A, such policy shall provide for (i) waiver of subrogation against Addlestone and AIC of available;
(ii) prepaid premium for the first year; and (iii) provision that the policy will not be canceled sooner than 30 days after giving notice of intent to cancel to AIC and Addlestone. If such policy is a "claims occurred" policy, coverage shall be kept in force until completion of the Environmental Tasks as provided in Section 3(d), above. If such insurance is a "claims made" policy, coverage shall be kept in force for not less than one year after the completion of he Environmental Tasks as defined in Section 3(d), above. Proof of coverage payment of premiums, and a complete copy of the policy shall be furnished within 30 days from the date hereof.

     7. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Agreement, provided, however, that the term "Environmental Laws" shall mean such laws as currently in effect or as amended from time to time during the term of this agreement.

     8. Legal Opinion. Upon execution of this agreement, Parent and RISCI shall cause their legal counsel to deliver an opinion that the terms of this agreement are binding and enforceable against them.

     9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when: (1) personally delivered; or (2) three business days after mailing, postage prepaid, by certified mail; or (3) when delivered (and receipted for) by an overnight delivery service; or (4) when delivered by facsimile transmission for which automatic confirmation has been received, addressed in each case as follows:

If to RISCI or the Parent:

Thomas J. Wiens, Chairman and CEO
Recycling Industries, Inc.
Recycling Industries South Carolina, Inc.
Inverness Drive South, Suite  211
Englewood, Colorado  80112
telephone:  (303) 790-7372
facsimile:  (303) 790-4252

With a copy to:

Gerald Raskin, Esq.
John W. Kellogg, Esq.
Friedlob Sanderson Raskin Paulson & Tourtillott, LLC
Glenarm Place, Suite 300
Denver, Colorado  80202
telephone:  (303) 571-1400
facsimile:  (303) 595-3159

If to AIC or Addlestone:

Mr. Nathan Addlestone
Addlestone International Corporation
Meeting Street
Charleston, South Carolina  29401
telephone:  (803) 577-9300
facsimile:  (803) 577-9290

With a copy to:

Lewis Ansbacher, Esq.
Ansbacher & Schneider, P.A.
Southpoint Boulevard, Suite 100
Jacksonville, Florida  32216
telephone:  (904) 296-0100
facsimile:  (904) 296-2842


A Party may change its address by notice to every other Party.

     10.    Other Provisions

            (a) Attorney's Fees. If a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including without limitation, reasonable attorney's fees and expenses incurred in ascertaining such party's rights, in preparing to enforce or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

            (b) Entire Agreement. This Agreement, including all Exhibits hereto, if any, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument specifically referring to this Agreement signed by each of the parties hereto or as otherwise provided in this Agreement.

            (c) Construction. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
The word "including" means including without limitation. Where appropriate to avoid any ambiguity and to encompass the broadest meaning, the word "and" shall mean "and/or," and the word "or" shall mean "and/or." The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter, regardless of the relative levels of specificity, which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

            (d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of South Carolina, without regard to principles of conflicts or choice of law.

            (f) Submission to Jurisdiction; Waivers. The parties each hereby irrevocably and unconditionally: (1) agree that any action or proceeding related to this Agreement shall be brought in, and hereby submits itself and its property to the jurisdiction of, the courts of the State of South Carolina located in Charleston County, South Carolina, the courts of the United States of America for the District of South Carolina, Charleston Division, and the appellate courts from any thereof; (2) consent to the venue of any such action or proceeding in any of said courts and waives any objection that it may have, now or hereafter, that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (3) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party against whom the action or proceeding is brought at its address set forth in Section 6, provided the same is permitted by the appropriate rules of the governing court.

            (g) Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law, or with the consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

            (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

            (i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.




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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                           "RISCI"

                           RECYCLING INDUSTRIES OF SOUTH CAROLINA, INC.


June 24, 1997              By:
                              ------------------------------------------------
                              Thomas J. Wiens, Chairman and CEO




                           THE "PARENT"

                           RECYCLING INDUSTRIES, INC.


June 24, 1997              By:
                              ------------------------------------------------
                              Thomas J. Wiens, Chairman and CEO




                           "AIC"

                           ADDLESTONE INTERNATIONAL CORPORATION


June 24, 1997              By:
                              ------------------------------------------------
                              Nathan Addlestone, President


                           "ADDLESTONE"


June 24, 1997              By:
                              ------------------------------------------------
                              Nathan Addlestone